March 13, 1998



TO WHOM IT MAY CONCERN:

This agreement is made and entered into this 11th day of November, 1997 by and between Nebraska Beef, Omaha, Nebraska

                     And

Red Oak Farms, Inc., Red Oak, Iowa  51566.

Whereas Nebraska Beef is engaged in the business of slaughtering and fabricating beef and owns and operates a plant to do so in Omaha, Nebraska which is subject to United States Department of Agriculture (USDA) inspection. Nebraska Beef desires to provide fee-based slaughter and fabrication services to Red Oak Farms, Inc. as well as purchase designated offal; by products and cattle that Red Oak may choose to sell them.

Whereas, Red Oak Farms is engaged in the business of purchasing Certified Hereford Beef cattle and marketing and selling fabricated beef. Red Oak Farms, Inc. desires to solicit slaughter and fabrication services for beef animals meeting Certified Hereford Beef certification. Red Oak Hereford Farms, Inc. desires to sell to Nebraska Beef certain offal and by-product items of which Red Oak Hereford Farms, Inc. does not market and sell at the present time. Red Oak Hereford Farms also desires to sell to Nebraska Beef certain carcasses that do not meet the USDA certification for Certified Hereford Beef.

Now therefore in consideration of the promises and mutual covenants set forth in the agreement the parties agree as follows:

Nebraska Beef will slaughter and fabricate 500 to 4,500 CHB carcasses per week. Red Oak will make a best effort attempt to harvest cattle each week.

Nebraska Beef and Red Oak Farms will negotiate premiums and discounts on all cattle weekly.

Nebraska Beef will purchase offal and hide items at what they sell theirs for on an average weekly basis.

Nebraska Beef will purchase from Red Oak Farms, Inc. all hides from cattle under this agreement. The purchase price will be what
Nebraska Beef receives. Red Oak Farms retains the right to market hides if they want.

Nebraska Beef's payment to Red Oak Farms, Inc. will be a net payment (payment for non-certified cattle, plus offal, plus hides, minus the slaughter and fabrication fee) closed out weekly with check issued to Red Oak Hereford Farms, Inc. within seven (7) days of slaughter.

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Nebraska Beef
March 13, 1998
Page (2)

Red Oak Farms, Inc. will pay Nebraska Beef $35.00 for every carcass slaughtered but not fabricated (non-certified cattle). Red Oak
Farms, Inc. will pay Nebraska Beef according to the following schedule which includes boxes and bags, slaughter and fabrication.

Number of Head Fabricated               Fee Per Head

First  1,500                            $93.50
Next 1,000                              $89.50
Next 1,000                              $86.50


6a.  Cost revised annually for actual cost increases
Red Oak Farms, Inc. will deliver the cattle for weekly or daily slaughter to the plant either the evening before or the morning of the slaughter to be scheduled with Nebraska Beef cattle buyers.

Red Oak Farms, Inc. will notify the Omaha office (Bill Ferral) as to the number of cattle to be delivered each week.

Red Oak Farms will communicate with Nebraska Beef fabrication as to fabrication instruction or changes each week.

Red Oak Farms Inc. will provide Nebraska Beef with boxed beef shipping orders and truck schedules daily. Nebraska Beef will store all boxes in their facility.

Red Oak Farms, Inc. will have a representative present at the plant the day of slaughter, grading and also the day of fabrication.

Terms: This agreement commences this 1st day of December, 1997 and shall terminate December 1st, 2000, unless terminated or extended sooner by a) mutual consent of both parties; b) if either party becomes solvent or bankrupt; c) violation of the terms of this agreement (with a 30 day continuation period); or d) by either party for any reason after 120 day written notification. Section c) is not applicable to paragraph 2.

Amendments:   This agreement may be amended at any time by mutual
consent.

Binding Effect: This agreement shall be binding on the parties hereto and their respective heirs, executors, successors, and assigns.


______________________________       ______________________________
President                 Date       President                 Date
Nebraska Beef                        Red Oak Farms, Inc.

GMR:kjt

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